Exhibit No. 4.3
Intile Designs, Inc.
Form 10-KSB/ 1997
File No. 33-49854-A

                     CONVERSION CERTIFICATE
                      INTILE DESIGNS, INC.

      The undersigned holder (the "Holder") is surrendering to Intile Designs, Inc., a Delaware corporation (the "Company"), one or more instruments representing Convertible Subordinate Promissory Notes due July 31, 1999, listed at the foot of this Agreement (the "Notes") for conversion into shares of the Common Stock, par value $0.0001, of the Company set forth at the foot of this Agreement (the "Common Stock"). In connection with the conversion provided for in this Agreement, the Holder represents and warrants to, and covenants and agrees with, the Company, as follows:

     (1) The Holder is acquiring the Common Stock for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

     (2) The Holder is (a) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended ("Securities Act"); (b) experienced in making investments of the kind described herein; (c) able, by reason of the business and financial experience of itself, its officers and directors (if applicable), its general partners (if applicable), and professional advisors (who are not affiliated with or compensated in any way by the Company or its affiliates) to protect its own interest in connection with the transactions described herein; and (d) able to afford the entire loss of its investment in the Common Stock;

     (3) All subsequent offers and sales of Common Stock by the Holder shall be made pursuant to registration of the Common Stock under the Securities Act or pursuant to an exemption from such registration;

     (4) The Holder understands that the Notes, including the Common Stock issuable on conversion, was offered and sold to the Holder in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying on the truth and accuracy of, and the Holders compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions;

     (5) The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company, and materials related to the conversion of Notes to Common Stock which have been requested by the Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries;

     (6) The Holder understands that its investment in the Common Stock involves a high degree of risk;

     (7) The Holder understands that no United States federal or state agency or other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock; and

     (8) This certificate has been duly and validly authorized, executed and delivered on behalf of the Holder and is a valid and binding agreement of the Holder enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

       On receipt of this certificate and the instruments representing the Notes, the Company shall cancel all Notes, neither the Company nor the Holder shall have any further right or obligation in respect thereof, the Company shall immediately cause to be issued to the Holder the Common Stock at the rate of one share for each $0.33334 in principal amount of the Notes
($1.00  after  giving effect to the reverse split  on  March  31,
1997), and the Company shall cause to be issued to the Holder the warrants originally acquired with the Notes exerciseable at $0.25 per share (post-reverse split) . The Holder acknowledges that the Common Stock has not been registered under the Securities Act, the Company is under no obligation to register any of the Common Stock under the Securities Act, and the Common Stock may not be transferred unless subsequently registered under the Securities Act or the Holder delivers to the Company an opinion of counsel reasonably satisfactory to the Company in form, scope and substance to the effect that the Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from registration. The Holder further acknowledges that certificates representing the Common Stock will contain a legend restricting transfer except in compliance with requirements of the Securities Act and applicable state statutes, and similar restrictions will be placed on the Company's stock records.

     The conversion and exchange contemplated hereby is effective for all purposes as of February 1, 1997, so that all principal of the Notes is converted to Common Stock as of that date and no further interest is due and payable to the Holder after February 1, 1997. The conversion and exchange is irrevocable by the undersigned.

     DATED this 18th day of March, 1997.


     Print Name of Holder

__________________________________________
     Signature of Holder